SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                    of 1934

                           Check the appropriate box:

                      [X] Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                      [_] Definitive Information Statement

                               GENTA INCORPORATED
                (Name of Registrant As Specified In Its Charter)


               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

             [_] Fee computed on table below per Exchange Act Rules
                               14c-5(g) and 0-11 .

     1)   Title of each class of securities to which transaction applies:


     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:


               [_] Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           1) Amount Previously Paid:

                2) Form, Schedule or Registration Statement No.:

                                3) Filing Party:

                                 4) Date Filed:

                               GENTA INCORPORATED

                              INFORMATION STATEMENT


General

     By written consent dated as of March 5, 1999 (the "Written Consent"), certain holders of common stock, par value $.001 per share, of Genta Incorporated (the "Common Stock") and of Series D convertible preferred stock, par value $.001 per share, of Genta (the "Series D Preferred Stock") constituting a majority of the aggregate voting power of the outstanding shares of Common Stock and Series D Preferred Stock, authorized the amendment of Genta's Restated Certificate of Incorporation, (the "Restated Certificate of Incorporation"). The purpose of this amendment is to modify certain provisions relating to the Series A convertible preferred stock, par value $.001 per share, of Genta (the "Series A Preferred Stock").

     Holders of more than two-thirds of the outstanding shares of Series A Preferred Stock have also, by means of a written consent dated as of March 5, 1999, authorized this amendment of the Restated Certificate of Incorporation. These holders then owned, in addition to their shares of Series A Preferred Stock, shares of Common Stock and Series D Preferred Stock constituting 39.7% of the aggregate voting power of the outstanding shares of Common Stock and Series D Preferred Stock.

     By unanimous written consent dated as of March 5, 1999 (the "Record Date"), the Board has approved this amendment of the Restated Certificate of Incorporation, and has complied with Section 242 of the Delaware General Corporation Law. Genta intends anytime 20 days after the distribution of this Information Statement to file with the Secretary of State of the State of Delaware a Certificate of Amendment in the form attached as Exhibit A (the "Certificate of Amendment") in order to effect this amendment of the Restated Certificate of Incorporation. This Information Statement was distributed on April __, 1999.

     In addition, on March 19, 1999, Genta, its wholly-owned subsidiary, JBL Scientific Incorporated ("JBL"), and JBL Acquisition Corp. (the "Buyer"), a wholly-owned subsidiary of Promega Corporation ("Promega"), entered into an Asset Purchase Agreement providing for the sale by JBL of substantially all its assets to the Buyer. By means of the Written Consent, certain holders of Common Stock and of Series D Preferred Stock constituting a majority of the aggregate voting power of the outstanding shares of Common Stock and Series D Preferred Stock authorized Genta to sell all or any part of the assets of JBL, under such terms and conditions and for such consideration as Genta's Board of Directors deems expedient and for the best interests of Genta, on condition that the cash consideration received at closing not be less than $3,000,000. Genta believes that under Delaware law it is not required to obtain stockholder consent to this transaction. Genta nevertheless obtained stockholder consent as the Buyer made it a condition precedent to the closing of this transaction that it be authorized by Genta's stockholders.

     Pursuant to Rule 14c-2 promulgated under Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Genta is furnishing this Information Statement to those holders of shares of Common Stock and Series D Preferred Stock who did not sign the Written Consent. Set forth below is certain information that Rule 14c-2 requires be included in this Information Statement.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Voting Securities and Principal Holders Thereof

     As of the Record Date, there were 13,773,782 shares of Common Stock and 155,317 shares of Series D Preferred Stock outstanding. Each holder of Common Stock is entitled to one vote per share of Common Stock. The Series D Preferred Stock votes with the Common Stock on an as-converted basis, and on the Record Date each share of Series D Preferred Stock was entitled to 105.96 votes, meaning that the Series D Preferred Stock as a whole was entitled to 16,457,389 votes.

     The following table sets forth, as of the Record Date, the number of shares of Common Stock, Series D Preferred Stock, and Series A Preferred Stock, and the percentage of each of those classes of stock, beneficially owned by the following:

o each person known to Genta (based solely on Schedules 13D or 13G filed with the Securities and Exchange Commission (the "Commission")) to be the beneficial owner of more than 5% of the Common Stock and the Series D Preferred Stock;

o each person known to Genta to be the beneficial owner of more than 5% of the Series A Preferred Stock;

o    each director of Genta or nominee for director;

o all directors and executive officers of Genta as a group (based upon information furnished by those persons).

     Note that under the rules of the Commission, a person is deemed to be a beneficial owner of a security if that person has or shares the power to vote or direct the voting of that security or the power to dispose of or to direct the disposition of that security. In general, a person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. All options, warrants or other derivatives listed below were exercisable within 60 days of the Record Date.

                                                      Common Stock                                 Series D Preferred Stock
                                                      ------------                                 ------------------------

Name and Address of                   Amount and Nature of      Percent of Class        Amount and Nature of      Percent of Class
Beneficial Owner                     Beneficial Ownership(1)                           Beneficial Ownership(1)

CERTAIN BENEFICIAL
HOLDERS;

Lindsay A. Rosenwald, M.D.               23,271,443 (2)                69.7%(3)                102,247(2)               57.4%
787 Seventh Avenue, 48th Floor
New York, NY  10019

Paramount Capital Asset                  20,405,050 (4)                66.9%(3)                 76,415(4)               50.2%
Management, Inc.
787 Seventh Avenue
New York, NY  10019

United Congregations Mesora               1,109,600 (5)                 7.3%                    10,000(5)                6.6%
c/o Aetna Realty
1 State Street Plaza
New York, NY  10004
Attn:  Chana Adelstein

Bristol Rittenthouse Investments LP
c/o Arista Group
712 5th Avenue, 23rd Fl.
New York, NY  1009-4008

MANAGEMENT;

Michael S. Weiss                            675,064 (6)                 5.1%                     6,084(6)                3.9%

Robert E. Klem, Ph.D.                        28,711 (7)                 0.2%                         0                    .0%

Lawrence J. Kessel, M.D.                     81,523 (8)                 0.5%                       250(8)                0.2%

Peter Salomon, M.D.                          37,809 (9)                 0.3%                         0                    .0%

Glenn L. Cooper, M.D.                       147,658 (10)                1.1%                         0                    .0%

                                                      Series A Preferred Stock
                                                      ------------------------

Name and Address of                        Amount and Nature of          Percent of
Beneficial Owner                           Beneficial Ownership(1)          Class

CERTAIN BENEFICIAL
HOLDERS;

Lindsay A. Rosenwald, M.D.                          250,800(2)             57.6%(2)
787 Seventh Avenue, 48th Floor
New York, NY  10019

Paramount Capital Asset                             250,800(4)             57.6%(4)
Management, Inc.
787 Seventh Avenue
New York, NY  10019

United Congregations Mesora
c/o Aetna Realty
1 State Street Plaza
New York, NY  10004
Attn:  Chana Adelstein
                                                     53,800                12.4%
Bristol Rittenthouse Investments LP
c/o Arista Group
712 5th Avenue, 23rd Fl.
New York, NY  1009-4008

MANAGEMENT;

Michael S. Weiss

Robert E. Klem, Ph.D.

Lawrence J. Kessel, M.D.

Peter Salomon, M.D.

Glenn L. Cooper, M.D.

                                                      Common Stock                                 Series D Preferred Stock
                                                      ------------                                 ------------------------

Name and Address of              Amount and Nature of           Percent of Class     Amount and Nature of      Percent of Class
Beneficial Owner                 Beneficial Ownership(1)                             Beneficial Ownership(1)
Donald G. Drapkin                   295,302 (11)                        2.3%                   0                       .0%


Kenneth G. Kasses, Ph.D.            978,365 (12)                        7.1%                   0                       .0%

Bobby W. Sandage, Jr., Ph.D.        147,658 (13)                        1.1%                   0                       .0%

Andrew J. Stein                      32,809 (14)                         .3%                   0                       .0%

Harlan J. Wakoff                     32,809 (15)                         .3%                   0                       .0%


All directors and executive
officers as a                     2,436,734                            11.8%               6,334                      4.1%
group (10 persons)

                                                      Series A Preferred Stock
                                                      ------------------------

Name and Address of                        Amount and Nature of          Percent of
Beneficial Owner                           Beneficial Ownership(1)          Class


Donald G. Drapkin


Kenneth G. Kasses, Ph.D.

Bobby W. Sandage, Jr., Ph.D.

Andrew J. Stein

Harlan J. Wakoff


All directors and executive
officers as a
group (10 persons)

(1) The number of shares beneficially owned is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 5, 1999, through the exercise or conversion of any stock option, convertible security, warrant or other right. The inclusion herein of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity. The Common Stock represented here includes the Common Stock that the beneficial holders would directly possess if they converted their Series D Preferred Stock holdings, set forth under the "Series D Preferred Stock" caption.

(2) Dr. Rosenwald may be deemed to have shared voting and investment power over the 20,405,050 shares of Common Stock, 250,800 shares of Series A Preferred Stock and 76,415 shares of Series D Preferred Stock, that may be deemed to be beneficially owned by Paramount Capital Asset Management, Inc. ("Paramount"), of which Dr. Rosenwald is the sole stockholder. See Footnote 4 below. In addition, Dr. Rosenwald may be deemed to have sole voting and investment power over approximately 2,866,393 shares of Common Stock that he may be deemed beneficially to own, consisting of approximately 1,951,801 shares of Common Stock issuable upon conversion of 18,420 shares of Series D Preferred Stock, which are themselves issuable upon exercise of warrants, 92,101 shares of Common Stock issuable upon exercise of warrants, which are themselves issuable upon exercise of warrants, 785,429 shares of Common Stock issuable upon conversion of 7,412 shares of Series D Preferred Stock, which are themselves issuable upon exercise of warrants, and 37,062 shares of Common Stock issuable upon exercise of warrants, which are themselves issuable upon exercise of warrants. Dr. Rosenwald may be deemed to have sole voting and investment power over the approximately 25,832 shares of Series D Preferred Stock issuable upon exercise of warrants that are listed in the preceding sentence.

(3) The Series D Preferred Stock is entitled to vote with the Common Stock on all matters submitted to a vote of Genta stockholders. Dr. Rosenwald may be deemed beneficially to own (within the meaning of Rule 13d-3 under the Exchange Act) 55.7% of the aggregate voting power of the outstanding shares of Common Stock and Series D Preferred Stock. Similarly, Paramount may be deemed beneficially to own 52.4% of the aggregate voting power of the outstanding shares of Common Stock and Series D Preferred Stock.

(4) Paramount may be deemed to have shared voting and investment power over the 6,715,008 and 13,690,042 shares of Common Stock, and 70,100 and 180,700 shares of Series A Preferred Stock, respectively, which may be deemed to be beneficially owned by The Aries Domestic Fund, L.P. (the "Aries Domestic Fund"), a limited partnership, and The Aries Fund, a Cayman Islands Trust (the "Aries Trust" and, together with the Aries Domestic Fund, the "Aries Funds"), for which Paramount is the General Partner and Investment Advisor, respectively. As of the Record Date, Paramount owns beneficially the following shares of Common Stock held by Aries Trust: 2,915,292 shares of Common Stock; 1,311,004 shares of Common Stock issuable upon conversion of 180,700 shares of Series A Preferred Stock; 5,194,172 shares of Common Stock issuable upon conversion of 49,020 shares of Series D Preferred Stock; and 4,269,574 shares of Common Stock issuable upon the exercise of warrants. Paramount owns beneficially the following shares of Common Stock held by Aries Domestic Fund: 1,110,599 shares of Common Stock; 508,585 shares of Common Stock issuable upon conversion of 70,100 shares of Series A Preferred Stock; 2,796,821 shares of Common Stock issuable upon conversion of 26,395 shares of Series D Preferred Stock; and 2,299,002 shares of Common Stock issuable upon exercise of warrants. Paramount may also be deemed the beneficial owner of the 26,395 shares of Series D Preferred Stock held by Aries Domestic Fund and the 49,020 shares of Series D Preferred Stock held by Aries Trust, the 161,000 shares of Series A Preferred Stock held by Aries Trust.

(5) United Congregations Mesora owns beneficially 10,000 shares of Series D Preferred Stock (which are convertible into approximately 1,059,600 shares of Common Stock) and Class D Warrants to purchase up to 50,000 shares of Common Stock. This information is derived exclusively from United Congregations Mesora's Schedule 13D, as amended, dated July 11, 1997, filed with the Commission.

(6) Mr. Weiss's beneficial ownership consists of approximately 15,894 shares of Common Stock issuable upon conversion of 150 shares of Series D Preferred Stock; 6,684 shares of Common Stock issuable upon exercise of warrants; and approximately 125,749 shares of Common Stock issuable upon conversion of approximately 1,187 shares of Series D Preferred Stock issuable upon exercise of warrants. In addition, Mr. Weiss may be deemed to be the beneficial owner of 503,002 shares of Common Stock issuable upon conversion of 4,747 shares of Series D Preferred Stock, issuable upon exercise of warrants, and 23,735 shares of Common issuable upon exercise of warrants, that are held by an entity of which Mr. Weiss is the managing member. Mr. Weiss's business address is 787 Seventh Avenue, New York, NY 10019.

(7) Dr. Klem's beneficial ownership consists of 23,358 shares of Common Stock and options to purchase 5,353 shares of Common Stock. This includes 1,875 shares held for Dr. Klem's children in trust, as to which Dr. Klem has shared voting and investment power, and 150 shares of Common Stock owned by Dr. Klem's wife, as to which he disclaims beneficial ownership.

(8) Dr. Kessel's beneficial ownership consists of 250 shares of Series D Preferred Stock (which are convertible into approximately 26,490 shares of Common Stock), warrants to purchase up to 1,250 shares of Common Stock, and options to purchase up to 32,815 shares of Common Stock.

(9) Dr. Salomon's beneficial ownership consists of 500 shares of Common Stock and options to purchase up to 32,809 shares of Common Stock.

(10) Dr. Cooper's beneficial ownership consists entirely of options to purchase Common Stock.

(11) Mr. Drapkin's beneficial ownership consist entirely of options to purchase Common Stock.

(12) Dr. Kasses's beneficial ownership consist entirely of options to purchase Common Stock.

(13) Dr. Sandage's beneficial ownership consist entirely of options to purchase Common Stock.

(14) Mr. Stein's beneficial ownership consist entirely of options to purchase Common Stock.

(15) Mr. Wakoff's beneficial ownership consist entirely of options to purchase Common Stock.

Modification of Securities

     The amendment to the Restated Certificate of Incorporation that is the subject of the Amendment Written Consent would affect the rights of the Series A Preferred Stock, of which there were 435,600 shares outstanding on the Record Date. Set forth below is a summary of how the rights of the Series A Preferred Stock would be affected. For a complete statement of the changes to the Series A Preferred Stock, please refer to the Certificate of Amendment, which is attached as Exhibit A, and the section of the Restated Certificate of Incorporation that would be affected by the Certificate of Amendment, namely Article IV(B), the text of which is set forth on Exhibit B. Except as otherwise noted, all capitalized terms are as defined in the Restated Certificate of Incorporation.

Elimination of the Series A Preferred Stock Redemption Option Upon a Fundamental Change

     Upon the occurrence of a Fundamental Change, the holders of shares of Series A Preferred Stock would have the option of requiring Genta to repurchase all shares of Series A Preferred Stock at the Redemption Price (currently $60.00 per share). Based on the number of shares of Series A Preferred Stock outstanding on the Record Date, this could result in Genta being required to pay the holders of Series A Preferred Stock a total of $26,136,000 in either stock or (in certain circumstances) cash.

     Furthermore, if Genta is required to redeem the Series A Preferred Stock, it would also be required (subject to certain conditions) to offer to redeem the Series D Preferred Stock pari passu with the Series A Preferred Stock, and for the same type of consideration. Upon the occurrence of a Fundamental Change, Genta could, under certain circumstances, be required to pay the holders of Series D Preferred Stock cash in the aggregate amount of approximately $23.1 million (not including an additional $5.7 million that would be payable upon redemption of 40,395 shares of Series D Preferred Stock issuable upon exercise of certain warrants).

     The Restated Certificate of Incorporation defines "Fundamental Change" as the following:

o a "person" or "Group," together with any affiliates, becoming the beneficial owner (as defined) of Voting Shares of Genta representing more than 60% of the total voting power of all outstanding Voting Shares of Genta (including any Voting Shares that are not then outstanding of which that person or Group is deemed the beneficial owner) (subject to certain exceptions), Voting Shares being defined in the Restated Certificate of Incorporation to include "all outstanding shares of any class or classes (however designated) of capital stock entitled to vote generally in the election of members of Board of Directors";

o any consolidation of Genta with, or merger of Genta into, any other person, any merger of another person into Genta, or any sale, lease or transfer of all or substantially all of the assets of Genta to another person (subject to certain exceptions);

o the sale, transfer or other disposition (or the entry into a commitment to sell, transfer or otherwise dispose) of all or any portion of the shares of Genta Jago, Genta's joint venture with Jagotec, held at any time by Genta (or the imposition of any material lien on those shares that is not removed within 30 days of imposition) and the sale (or functional equivalent of a sale) of all or substantially all of the assets of Genta Jago; or

o the substantial reduction or elimination of a public market for the Common Stock as the result of repurchases, delisting or deregistration of the Common Stock or any corporate reorganization or recapitalization undertaken by Genta.

     The Certificate of Amendment would have the effect of eliminating the concept of Fundamental Change, along with the related redemption option. This would be a significant benefit to Genta. It is believed that this redemption provision hampers Genta's ability to concentrate its resources on drug development activities, as its current business plan provides. Furthermore, the continued existence of this redemption provision could adversely affect Genta's ability to obtain the financing necessary to enable Genta to pursue its development objectives.

Modification of Conversion Price Adjustment Factors

     The Restated Certificate of Incorporation provides that upon issuance of Additional Stock (as defined in Section 6(d)(vi) of the Restated Certificate of Incorporation), the Conversion Price of the Series A Preferred Stock would be reduced in accordance with a stated formula, ostensibly in order to compensate the holders of Series A Preferred Stock for the dilution suffered by holders of Series A Preferred Stock as a result of the issuance of Additional Stock. This antidilution formula only takes into account (1) the Additional Stock, (2) the Common Stock then outstanding, and (3) the Common Stock then issuable upon conversion of Series A Preferred Stock, and ignores the Common Stock issuable upon conversion or exercise of other securities.

     As amended by the Certificate of Amendment, the antidilution formula will take into account the entire capitalization of Genta. It will, as a result, conform more closely to the analogous provisions of the Series D Preferred Stock. The antidilution formula in the Restated Certificate of Incorporation, as amended by the Certificate of Amendment, will result in smaller reductions in the Conversion Price of the Series A Preferred Stock, and, as a result, shares of Series A Preferred Stock will be convertible into fewer shares of Common Stock than would have been the case absent the amendment. Genta believes this change to the antidilution formula will have a positive effect on Genta's ability to raise funds to further its business objectives.

Modification of Antidilution Protections

     The Restated Certificate of Incorporation currently provides for the following:

o The Conversion Price of the Series A Preferred Stock is reduced whenever Genta is required to make an antidilution adjustment in favor of the holders of any other class of securities, with the apparent result that any event that triggers the antidilution provisions of both the Series A Preferred Stock and the Series D Preferred Stock would result in a second adjustment to the Conversion Price of the Series A Preferred Stock.

o The Conversion Price of the Series A Preferred Stock is reduced upon the issuance or sale of Common Stock or securities convertible into or exchangeable for Common Stock for a consideration per share of $6.75 or less, as adjusted for stock splits, dividends and combinations. If Genta obtains additional equity financing at a time when the market price is below this amount, this provision could penalize Genta even if the additional equity is issued at market or above-market rates.

o For antidilution purposes, certain specified issuances of securities (including Common Stock issued or issuable to employees, directors, consultants or advisors of Genta in limited amounts) do not constitute issuances of Additional Stock.

     As amended by the Certificate of Amendment, the Restated Certificate of Incorporation will instead provide the following:

o An antidilution adjustment favoring any other class of Genta securities, including the Series D Preferred Stock, will not cause a reduction in the Conversion Price of the Series A Preferred Stock.

o A reduction in the Conversion Price of the Series A Preferred Stock only occurs upon the issuance or sale of Common Stock or securities convertible into or exchangeable for Common Stock at a price per share equal to or less than the Conversion Price in effect on the date of such issuance.

o As is the case with the Series D Preferred Stock, issuance of Common Stock or options to purchase Common Stock to employees, directors, consultants or advisors will not constitute the issuance of Additional Stock, regardless of the size of the issuance, as long as the options are exercisable at prices no lower than the Closing Bid Price of the Common Stock (as defined in the Certificate of Amendment) as of the date of grant. In addition, the Certificate of Amendment clarifies that if an antidilution adjustment is made upon the issuance of securities convertible, exchangeable, or exercisable for Common Stock, no additional adjustment need be made upon the issuance of the underlying security.

     Genta believes that these changes, by putting the Series A Preferred Stock on a more rational footing and further harmonizing the Series A Preferred Stock and the Series D Preferred Stock, will also serve to enhance Genta's ability to raise funds.


Dated:  March 31, 1999                    /s/ Kenneth G. Kasses, Ph.D.
                                          ----------------------------
                                          Chairman of the Board of Directors,
                                          President, and Chief Executive Officer

                                                                       Exhibit A


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               GENTA INCORPORATED

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware


     It is hereby certified that:

     1. Genta Incorporated (the "Corporation") is a corporation formed under the laws of the State of Delaware, and its Restated Certificate of Incorporation was filed in the office of the Secretary of State on August 8, 1994.

     2. The Restated Certificate of Incorporation of the Corporation is hereby amended by making the following changes to Article IV(B):

          a. The text of Section 1(k) is hereby deleted and replaced with "[Reserved]."

          b. The text in Section 6(d)(v)(x)(1) that reads "(assuming conversion of all outstanding shares of Series A Preferred Stock into Common Shares)" is hereby deleted.

          c. The text in Section 6(d)(v)(x)(2) that reads "$6.75 per share" is hereby deleted and replaced with "the Conversion Price in effect on the date of such issuance".

          d. The text in Section 6(d)(v)(y)(1) that reads "(assuming conversion of all outstanding shares of Series A Preferred Stock into Common Shares)" is hereby deleted.

          e. The following paragraph is hereby added immediately after Section 6(d)(v)(y)(2):

               For purposes of this subsection, the number of Common Shares deemed outstanding at any given time shall include all shares of capital stock convertible into, or exchangeable for, Common Shares (on an as converted basis) as well as all Common Shares issuable upon the exercise of (x) any convertible debt, (y) warrants outstanding and (z) options outstanding.

          f. The text in the first sentence of Section 6(d)(v)(C) that reads ", including, but not limited to, a change resulting from the antidilution provisions thereof" is hereby deleted and replaced with "for any reason other than an event that would require adjustment to prevent dilution".

          g. The current Section 6(d)(vi) is hereby deleted and replaced with the following new Section 6(d)(vi);

               (vi) Additional Stock. "Additional Stock" shall mean any Common Share issued by the corporation after the Issue Date for a consideration per share equal to or less than the Conversion Price in effect on the date of such issuance, as adjusted for stock splits, dividends and combinations (or Common Shares issuable pursuant to options or rights or convertible or exchangeable securities as referred to in paragraph (v) above if the consideration therefor as provided in clause (A) therein is equal to or less than the Conversion Price in effect on the date of such issuance, as adjusted as aforesaid), other than

               (A) Common Shares issued pursuant to any transaction described in
          Section 2(d) or 6(d)(i)-(iv) hereof,

               (B) Common Shares and options to purchase Common Shares issued or issuable to employees, directors, consultants or advisors of the corporation directly or pursuant to a stock plan or stock purchase plan or agreement, which have been issued as of the date hereof or are issuable pursuant to agreements entered into on or prior to the date hereof. Any further Common Shares and options to purchase Common Shares issued or issuable to employees, directors, consultants or advisors of the corporation other than those referenced in the preceding sentence but only with respect to such options as are exercisable at prices no lower than the Closing Bid Price (as defined below) of the Common Shares as of the date of grant thereof,

               (C) Common Shares issued in payment of dividends or upon conversion of the Series A Preferred Stock,

               (D) Securities issued or issuable for consideration other than solely cash in connection with any license, collaborative, corporate partnership, co- marketing or copromotion, research and development or similar arrangement,

               (E) upon the issuance or sale of Common Shares or securities convertible into or exchangeable for Common Shares (such securities convertible, exercisable or exchangeable into Common Shares being herein called "Convertible Securities") pursuant to the exercise of any rights, options or warrants to receive, subscribe for or purchase, or any options for the purchase of, Common Shares or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original issuance of the Series A Preferred Stock or were thereafter issued or sold, provided that an adjustment was either made or not required to be made in accordance with Subsection 6(d)(v) in connection with the issuance or sale of such securities or any modification of the terms thereof, or

               (F) upon the issuance or sale of Common Shares upon conversion or exchange of any Convertible Securities, provided that any adjustments required to be made upon the issuance or sale of such Convertible Securities or any modification of the terms thereof were so made, and whether or not such Convertible Securities were outstanding on the date of the original sale of the Series A Preferred Stock or were thereafter issued or sold.

          For purposes of this section, the "Closing Bid Price" for any security for a trading day shall be the reported per share closing bid price of such security regular way on the Stock Market (as defined below) on such trading day, or, if there were no transactions on such trading day, the average of the reported closing bid and asked prices, regular way, of such security on the relevant Stock Market on such trading day. The "Stock Market" shall mean, with respect to any security, the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, shall mean The Nasdaq National Market System ("NNM") or The Nasdaq SmallCap Market ("SCM" and, together with NNM, "Nasdaq") or, if such security is not quoted on Nasdaq, shall mean the OTC Bulletin Board or, if such security is not quoted on the OTC Bulletin Board, shall mean the over-the-counter market as furnished by any NASD member firm selected from time to time by the corporation for that purpose.

          h. The text of Section 7 is hereby deleted and replaced with "[Reserved]."

     3. This Amendment to the Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     The undersigned has executed this certificate as of April __, 1999.


                                         GENTA INCORPORATED


                                         By:  __________________________
                                              Kenneth G. Kasses, Ph.D.
                                              President, Chief Executive Officer
                                              and Chairman of the Board

                                                                       Exhibit B


                              TEXT OF ARTICLE IV(B)
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               GENTA INCORPORATED


                                   ARTICLE IV


     (B) Rights, Preferences and Restrictions of Series A Preferred Stock. The Series A Preferred Stock shall have the voting power, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as follows:

     1. Definitions. For purposes of the Series A Preferred Stock, in addition to those terms otherwise defined herein, the following terms shall have the meanings indicated:

          (a) "Board of Directors" shall mean the board of directors of the corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

          (b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

          (c) "Closing Price" of a security on any day shall mean the average of the daily closing prices for the ten (10) consecutive Trading Dates commencing twelve (12) Trading Dates before such date. The closing price for each Trading Date shall be the reported last sales price, regular way, for the security or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, for the security in either case as reported on the New York Stock Exchange or the principal national securities exchange on which the security is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market ("NNM"). If the Closing Price cannot be so determined, then the Closing Price shall be determined:

               (i) by the written agreement of the corporation and the holders of shares of Series A Preferred Stock representing a majority of the Common Shares then obtainable from the conversion of outstanding shares of Series A Preferred Stock, or

               (ii) in the event that no such agreement is reached within twenty
          (20) days after the event giving rise to the need to determine the Closing Price, by the agreement of two arbitrators, one of whom shall be selected by the corporation and the other of whom shall be selected by such majority holders, or

               (iii) if the two arbitrators so selected fail to agree within twenty (20) days, by a third arbitrator selected by the mutual agreement of the other two (with all costs and expenses of any arbitrators to be paid by the corporation).

     The corporation shall cooperate to permit any determination under the preceding clause (i), (ii) or (iii).

          (d) "Common Stock" shall mean the Common Stock of the corporation, par value $.001 per share.

          (e) "Common Shares" shall have the meaning set forth in Section 6.

          (f) "Company Notice" shall have the meaning set forth in paragraph (d) of Section 4.

          (g) "Conversion Price" shall mean the Conversion Price per Common Share into which the Series A Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 6 hereof. The initial Conversion Price will be $9.00.

          (h) "Dividend Payment Date" shall have the meaning set forth in paragraph (a) of Section 2 hereof.

          (i) "Dividend Payment Record Date" shall have the meaning set forth in paragraph (a) of Section 2 hereof.

          (j) "Dividend Periods" shall mean annual dividend periods commencing on the Issue Date and the anniversaries of the Issue Date and ending on and including the day preceding the applicable anniversary of the Issue Date.

          (k) "Fundamental Change" shall have the meaning set forth in paragraph
     (c) of Section 7 hereof.

          (l) "Issue Date" shall mean September 24, 1993.

          (m) "Person" shall mean any individual, association, partnership, corporation, a government or a political subdivision thereof, a governmental agency or other entity, and shall include any agency successor (by merger or otherwise) of such entity.

          (n) "Trading Date" with respect to Common Shares means (i) if the Common Shares are listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, or (ii) if the Common Shares are quoted on the NNM, a day on which trades may be made on the NNM, or (iii) otherwise, any Business Day.

          (o) "Transfer Agent" means First Interstate Bank of California or such other agent or agents of the corporation as may be designated by the Board of Directors as the transfer agent for the Series A Preferred Stock.

     2.   Dividends.

          (a) Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the corporation legally available therefor, an annual dividend payable in Common Stock or cash or a combination of Common Stock and cash, at the Board of Directors option (except that if in the preceding 12 months the corporation has paid cash dividends on any Preferred Stock with respect to which the corporation had the option to pay dividends in Common Stock, such annual dividend on the Series A Preferred Stock shall be paid in cash), at an annual rate equal to not less than (i) $3.00 per share of Series A Preferred Stock for the year commencing on the Issue Date, payable on the first anniversary of the Issue Date, (ii) $4.00 per share of Series A Preferred Stock for the year commencing on the first anniversary of the Issue Date, payable on the second anniversary of the Issue Date, (iii) $5.00 per share for the year commencing on the second anniversary of the Issue Date, payable on the third anniversary of the Issue Date, and (iv) $5.00 per share for the year commencing on the third anniversary of the Issue Date payable on the fourth anniversary of the Issue Date (and, in the case of any accrued but unpaid dividends, upon liquidation as provided under Section 3 hereof, upon redemption as provided under Section 4 hereof and upon conversion as provided under Section 6 hereof). If the first, second, third or fourth anniversaries of the Issue Date (each a "Dividend Payment Date") or any other Dividend Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day. Dividends on the Series A Preferred Stock will be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the corporation legally available for the payment of such dividends, whether or not such dividends are declared, and whether or not there are other legal or contractual restrictions on the declaration or payment of such dividends. Dividends will be payable to holders of record as they appear on the stock books of the corporation on the Dividend Payment Record Date, which shall be not more than 60 days nor less than 10 days preceding the Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Dividends on the Series A Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date in the amounts described above until the fourth anniversary of the Issue Date. No dividends shall accrue on the Series A Preferred Stock on or after the fourth anniversary of the Issue Date. Accrued dividends for each Dividend Period shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends.

          (b) If, and to the extent, the Board of Directors elects to pay dividends on the Series A Preferred Stock in Common Stock, the number of shares of Common Stock which shall be issued in payment of such dividend shall be equal to the amount of such dividend otherwise payable in cash divided by the Closing Price as of the relevant Dividend Payment Date. No fractional shares of Common Stock shall be issued in connection with such a dividend, but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of Series A Preferred Stock held by the holder thereof, the holder shall have the right to receive an amount in cash equal to the same fraction of the Closing Price as of the Dividend Payment Date for such dividend.

          (c) Holders of shares of Series A Preferred Stock called for redemption on a redemption date falling between the close of business on a Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend payment on the Dividend Payment Date fixed therefor, receive an amount equal to such dividend payment (consisting of all accumulated and unpaid dividends through and including the redemption date) on the date fixed for redemption (unless such holder converts such shares of Series A Preferred Stock in accordance with Section 6 hereof). If a conversion of shares of Series A Preferred Stock occurs between a Dividend Payment Record Date and the corresponding Dividend Payment Date, the dividends payable on the conversion date under Section 6 hereof shall be calculated through and including such conversion date. If, for whatever reason (v) any share of Series A Preferred Stock has not been converted pursuant to Section 6 hereof on a conversion date, or (vi) all payments have not been made with respect to any share of Series A Preferred Stock as required by Section 4 on a redemption date or all payments have not been made with respect to any share of Series A Preferred Stock as required by Section 7 on a repurchase date (other than because of a failure by the holder thereof to tender such shares for payment on such date) then prior to the fourth anniversary of the Issue Date, notwithstanding any other provision hereof, dividends shall continue to accrue on such outstanding shares until paid. No dividends shall accrue on any share of Series A Preferred Stock subsequent to the fourth anniversary of the Issue Date.

          (d) If the corporation shall, after the Issue Date, fix a record date for the making of a Distribution on Common Stock to holders of its Common Stock (other than any distribution referred to in Section 6(d) hereof and cash dividends paid out of retained earnings of the corporation determined under generally accepted accounting principles consistently applied), the corporation shall set aside in an escrow reasonably acceptable to the holders of the Series A Preferred Stock, the Distribution on Common Stock to which they would have been entitled if they had converted all of the Series A Preferred Stock held by them for the corporation's Common Stock immediately prior to the record date for the purpose of determining stockholders entitled to receive such Distribution on Common Stock and any such Distribution on Common Stock shall thereafter be distributed from time to time out of such escrow to persons converting the Series A Preferred Stock (immediately upon conversion) to the extent such Distribution on Common Stock relates to the shares of Series A Preferred Stock then being converted. As used herein, the term "Distribution on Common Stock" means a distribution to holders of the Common Stock (including any such distribution made in connection with a consolidation or merger in which the corporation is the continuing corporation) of (i) assets (including any cash dividends or distributions), (ii) evidences of indebtedness or other securities of the corporation or of any entity other than the corporation or (iii) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable.

          (e) The amount of dividends payable for any Dividend Period shorter or longer than a full Dividend Period on the Series A Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the cumulative and other dividends herein provided. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

          (f) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the corporation ranking, as to dividends, on a parity with the Series A Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment, or setting apart for payment, of such dividends on such parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series A Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and on such other stock bear to each other.

          (g) So long as any shares of the Series A Preferred Stock are outstanding, no other stock of the corporation ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the corporation unless the full cumulative dividends, if any, accrued on all outstanding shares of the Series A Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods.

          (h) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the Series A Preferred Stock, as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the corporation ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the corporation ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the corporation (except by conversion into or exchange for stock of the corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless, in each case the full cumulative dividends, if any, accrued on all outstanding shares of the Series A Preferred Stock and any other stock of the corporation ranking on a parity with the Series A Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock.

     3.   Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the corporation ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock shall be entitled to receive from the assets of the corporation, whether represented by capital, surplus, reserves or earnings, payment in cash or an amount (the "Preferred Liquidation Value") equal to the greater of (i) $50.00 per share, or (ii) the amount per share of Series A Preferred Stock that would have been payable had each such share been converted to Common Shares immediately prior to such event of liquidation, dissolution or winding-up pursuant to
     Section 6 hereof, plus in either case, an amount per share equal to all dividends (whether earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. No payment on account of any liquidation, dissolution or winding up of the corporation shall be made to the holders of any class or series of stock ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets upon dissolution, liquidation or winding up unless there shall likewise be paid at the same time to the holders of the Series A

     Preferred Stock like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series A Preferred Stock and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution. If, upon any liquidation, dissolution or winding up of the corporation, the assets of the corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 3, (i) a consolidation or merger of the corporation with one or more corporations or other entities, (ii) a sale, lease, exchange or transfer of all or any part of the corporation's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series A Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the corporation, after payment shall have been made in full to the holders of Series A Preferred Stock, as provided in this Section 3, any other series or class or classes of stock ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series A Preferred Stock shall not be entitled to share therein.

          (c) Written notice of any liquidation, dissolution or winding up of the corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Transfer Agent.

     4.   Redemption.

          (a) Any redemption of Series A Preferred Stock pursuant to this
     Section 4 shall be at a price equal to $50.00 per share, plus in each case an amount equal to accrued and unpaid dividends, if any, to (and including) the redemption date, whether or not earned or declared (the "Redemption Price"). The Redemption Price may be paid in cash or, at the corporation's option, subject to the provisions of this Section 4, in Common Shares or in a combination of Common Shares and cash. If the corporation elects to pay the Redemption Price for the Series A Preferred Stock in Common Shares, then such number of Common Shares payable to a holder of Series A Preferred Stock shall be equal to the greater of (i) the number of Common Shares into which the shares of Series A Preferred Stock held by the holder of such Series A Preferred Stock could be converted as of the date on which notice of such redemption is given by the corporation or (ii) the number of Common Shares determined by dividing the Redemption Price payable to such holder of Series A Preferred Stock by the Closing Price as of the date on which notice of such redemption is given by the corporation.

          (b) At any time on or after the date which is eighteen months after the Issue Date (and not before) and prior to the third anniversary of the Issue Date, if the daily closing price (as referred to in the definition of "Closing Price" in Section 1) of the Common Shares has been 150% or more of the Conversion Price for the 30 Trading Dates ending on and including the date of the notice of redemption under Section 4(d), the corporation may at its option (subject to the other provisions of this Section 4) redeem all or a portion of the outstanding Series A Preferred Stock pursuant to this
     Section 4(b).

          (c) On the third anniversary of the Issue Date, the corporation shall (subject to the other provisions of this Section 4) redeem all the outstanding Series A Preferred Stock pursuant to this Section 4(c); provided, that if the corporation intends to elect in accordance with this
     Section 4 to pay the Redemption Price in Common Shares and, having used its best efforts to do so, has not been able to arrange for the firm commitment underwriting referred to in Section 4(d)(xi) below prior to such date, the corporation shall not be required to redeem the Series A Preferred Stock for cash on such date but shall be required to (i) redeem for the Redemption Price payable in Common Shares all Series A Preferred Stock held by holders which waive the firm commitment underwriting requirements herein, and (ii) if any Series A Preferred Stock is not so redeemed, to continue to use its reasonable efforts to arrange for such firm commitment underwriting as promptly as practicable thereafter and shall effect the redemption of all outstanding shares of Series A Preferred Stock upon arranging for such firm commitment underwriting.

          (d) In the event the corporation shall elect to redeem shares of Series A Preferred Stock pursuant to Section 4(b) or shall be required to redeem shares of Series A Preferred Stock pursuant to Section 4(c), a Company Notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 90 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price;
     (iv) whether the Redemption Price will be paid in Common Shares or cash, or in a combination of Common Shares and cash; (v) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (vi) that payment will be made upon presentation and surrender of such Series A Preferred Stock; (vii) the then current Conversion Price and the date on which the right to convert such shares of

     Series A Preferred Stock will expire; (viii) that dividends on the shares to be redeemed shall cease to accrue following such redemption date; (ix) that such redemption is at the option of the corporation; (x) that dividends accrued to and including the date fixed for redemption will be paid as specified in said notice and (xi) if the Redemption Price will be paid in Common Shares, that an investment banking firm mutually acceptable to the corporation and the holders of Series A Preferred Stock has agreed to proceed with a firm commitment underwriting (l) for holders of Series A Preferred Stock to be redeemed under this Section 4 by such notice, (m) with respect to the Common Shares obtainable by such holders upon redemption of the Series A Preferred Stock and (n) which will yield net proceeds (after deducting underwriting commissions and fees and other expenses of the offering) (which net proceeds may be supplemented by the corporation, at its option, to meet the following threshold amounts) (a) in the case of a redemption under Section 4(b), for such holders for such Common Shares equal to at least 150% of the Conversion Price for each Common Share sold and (b) in the case of a redemption under Section 4(c), for such holders of such redeemed Series A Preferred Stock equal to the Redemption Price for each redeemed share of Series A Preferred Stock. Notice having been mailed as aforesaid, from and after the redemption date, unless the corporation shall be in default in providing money or Common Shares for the payment of the Redemption Price (including any accrued and unpaid dividends to (and including) the date fixed for redemption, (1) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, (2) said shares shall be deemed no longer outstanding, and (3) all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation any moneys or Common Shares payable upon redemption without interest thereon) shall cease except for the rights applicable to any Common Shares paid pursuant to the redemption. If the corporation chooses to redeem the Series A Preferred Stock for cash its obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the corporation shall deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $50,000,000, the principal amount of funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be released or repaid to the corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Series A Preferred Stock so called for redemption shall look only to the corporation for payment of the Redemption Price.

          Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the corporation at the applicable Redemption Price aforesaid. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other equitable method determined by the corporation in its sole discretion. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          Notwithstanding the foregoing, if the Company Notice of redemption has been given pursuant to this Section 4 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the third Business Day preceding the redemption date, give written notice to the corporation pursuant to Section 6(b) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the corporation), then the conversion of such shares to be redeemed shall become effective as provided in Section 6.

          (e) In the case of a redemption under Section 4(b) or Section 4(c) hereof, if the Redemption Price will be paid, in whole or in part, in Common Shares, within 20 days after the receipt of the Company Notice described in Section 4(d) hereof, each holder of Series A Preferred Stock shall notify the corporation whether or not it elects to participate in such underwritten offering (the failure to timely provide the required notice being deemed an election not to participate in such underwritten offering for purposes of this Section 4). As soon as practicable thereafter, the corporation and holders wishing to participate in such underwritten offering will, using such investment banking firm, proceed with a registration, qualification and offering of the Common Shares obtainable upon conversion of the Series A Preferred Stock held by such holders and subject to required redemption by the corporation under the notice given under Section 4(d) hereof. It shall be a condition to the obligation of selling holders to close under such firm commitment underwriting that such underwriting shall net to the holders wishing to participate in such underwritten offering an amount (after deducting underwriting commissions and fees and other expenses of the underwriting) at least equal to the amounts stated in Section 4(d)(xi)(n)(a) or (b), as the case may be.

          (f) An election by any holders under the first sentence of Section 4(e) hereof to participate in an underwritten public offering shall suspend any redemption under this Section 4 with respect to Series A Preferred Stock held by such holders. If such holders who notified the corporation that they wished to participate in the public offering refuse to close under the underwriting agreement despite the satisfaction of all conditions therein to their obligation to close thereunder, then the corporation shall redeem the Series A Preferred Stock held by such holders scheduled for redemption under Section 4(d) hereof; any such required redemption shall be made no later than the date (which shall be a Business Day) to be specified (not more than 20 days or less than 5 days after such failure to close) to such holders by the corporation. If any underwriting under Section 4(e) does not close due to one or more of the conditions to the sellers' obligations to close under the underwriting agreement not being satisfied, then the Company Notice requiring redemption of the Series A Preferred Stock described in Section 4(d) hereof shall be rescinded, subject, in the case of a redemption pursuant to Section 4(c) hereof, to an obligation of the corporation to use its reasonable best efforts to arrange as promptly as practicable thereafter for another firm commitment underwriting for the Common Shares issuable in connection with such redemption and to effect the redemption of all outstanding shares of Series A Preferred Stock upon arranging for such firm commitment underwriting.

          (g) Neither the corporation nor any of its subsidiaries shall repurchase any outstanding shares of Series A Preferred Stock unless the corporation on the same terms either (i) offers to purchase all of the then outstanding shares of Series A Preferred Stock or (ii) offers to purchase shares of Series A Preferred Stock from the holders in proportion to the respective number of shares of Series A Preferred Stock held by each holder. In any such repurchase by the corporation, if all shares of Series A Preferred Stock are not being repurchased, then the number of shares of Series A Preferred Stock to be repurchased shall be allocated among all shares of Series A Preferred Stock held by holders which accept the corporation's repurchase offer so that the shares of Series A Preferred Stock are repurchased from such holders in proportion to the respective number of shares of Series A Preferred Stock held by each such holder which accepts the corporation's offer (or in such other proportion as agreed by all such holders who accept the corporation's offer). Nothing in this
     Section 4(g) shall (i) obligate a holder of shares of Series A Preferred Stock to accept the corporation's repurchase offer or (ii) prevent the corporation from redeeming shares of Series A Preferred Stock in accordance with the terms of Sections 4(a) through (f) hereof.

     5. Shares To Be Retired. Any share of Series A Preferred Stock converted, redeemed or otherwise acquired by the corporation shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board of Directors as shares of Preferred Stock of one or more other series but not as shares of Series A Preferred Stock.

     6. Conversion. Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares (including fractions of such shares) into fully paid and nonassessable shares of Common Stock or any capital stock or other securities into which such Common Stock shall have been changed or any capital stock or other securities resulting from a reclassification thereof (such shares, the "Common Shares"), as follows:

          (a) Subject to and upon compliance with the provisions of this Section 6, a holder of shares of Series A Preferred Stock shall have the right, at the option of such holder, at any time, to convert any of such shares (or fractions thereof) into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the aggregate liquidation preference of the shares to be converted by the Conversion Price and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Section 6; provided, however, that the right to convert shares called for redemption pursuant to Section 4 shall terminate at the close of business on the third Business Day preceding the date fixed for such redemption, unless the corporation shall default in making payment of the amount payable upon such redemption. Subject to the following provisions of this Section 6(a), any share of Series A Preferred Stock may be converted, at the option of its holder, in part into Common Shares under the procedures set forth above. If a part of a share of Series A Preferred Stock is converted, then the corporation will convert such share into the appropriate number of Common Shares (subject to paragraph (c) of this Section 6) and issue a fractional share of Series A Preferred Stock evidencing the remaining interest of such holder. The Common Shares issuable upon conversion of the shares of Series A Preferred Stock, when such Common Shares shall be issued in accordance with the terms hereof, are hereby declared to be and shall be duly authorized, validly issued, fully paid and nonassessable Common Shares held by the holders thereof.

          (b) In order to exercise the conversion right, the holder of each share of Series A Preferred Stock (or fraction thereof) to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the corporation or in blank, at the office or agency of the Transfer Agent in the Borough of Manhattan, City of New York or Los Angeles, California, accompanied by written notice to the corporation that the holder thereof elects to convert the holder's Series A Preferred Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any required transfer or similar tax (or evidence reasonably satisfactory to the corporation demonstrating that such taxes have been paid).

          Within five (5) Business Days after receipt of any share of Series A Preferred Stock and an election to convert all or a portion of such share of Series A Preferred Stock under this Section 6, the corporation will pay, out of funds legally available therefor, to the holder of such share of Series A Preferred Stock full cumulative dividends, if any, accrued to the effective date of conversion of such share of Series A Preferred Stock provided, however, that if a share of Series A Preferred Stock is surrendered for conversion between a Dividend Payment Record Date and a Dividend Payment Date, the corporation shall only be obligated to pay such full cumulative dividends to the record holder of such share of Series A Preferred Stock on the Dividend Payment Record Date.

          As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid and in any event within five (5) Business Days thereafter (unless such conversion is in connection with an underwritten public offering of Common Shares, in which event concurrently with such conversion), the corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of Common Shares issuable upon the conversion of such shares in accordance with the provisions of this Section 6, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 6.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the corporation as aforesaid (except that if such conversion is in connection with an underwritten public offering of Common Shares, then such conversion shall be deemed to have been effected upon such surrender), and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date and at the time referred to above. All Common Shares delivered upon conversion of the Series A Preferred Stock will, upon delivery, be duly authorized, validly issued and fully paid and nonassessable.

          (c) In connection with the conversion of any shares of Series A Preferred Stock, fractions of such shares may be converted; however, no fractional shares or securities representing fractions of Common Shares shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional interest in a Common Share which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock (or fraction thereof), the corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the daily closing price (as referred to in the definition of "Closing Price") on the Trading Date immediately preceding the date of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share (or fraction thereof) of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

          (d) The Conversion Price shall be adjusted from time to time as follows:

               (i) Stock Dividends and Stock Splits. If at any time after the Issue Date, (i) the corporation shall fix a record date for the issuance of any dividend payable in Common Shares or (ii) the number of Common Shares shall be increased by a subdivision or split-up of Common Shares, then, on the record date fixed for the determination of holders of Common Shares entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon surrender of any share of Series A Preferred Stock for conversion will be appropriately increased so that each holder of Series A Preferred Stock thereafter will be entitled to receive the number of Common Shares that such holder would have owned immediately following such action had such share been surrendered for conversion immediately prior thereto, and the Conversion Price will be appropriately adjusted. The time of occurrence of an event giving rise to an adjustment made pursuant to this paragraph d(i) shall, in the case of a subdivision or split-up, be the effective date thereof and shall, in the case of a stock dividend, be the record date thereof.

               (ii) Combination of Stock. If the number of Common Shares outstanding at any time after the Issue Date shall have been decreased by a combination of the outstanding Common Shares, then, immediately after the effective date of such combination, the number of shares to be delivered upon surrender of any share of Series A Preferred Stock for conversion will be appropriately decreased so that each holder thereafter will be entitled to receive the number of Common Shares that such holder would have owned immediately following such action had such share been surrendered for conversion immediately prior thereto, and the Conversion Price will be appropriately adjusted.

               (iii) Reorganization. If any capital reorganization of the corporation, or any reclassification of the Common Stock, or any consolidation of the corporation with or merger of the corporation with or into any other corporation or any sale, lease or other transfer of all or substantially all of the assets of the corporation to any other person (including any individual, partnership, joint venture, corporation, trust or group thereof) shall be effected in such a way that the Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then, upon surrender of the Series A Preferred Stock for conversion in accordance with the terms of this Section 6, each holder shall have the right to receive the kind and amount of stock and other securities and property receivable (including cash or any combination thereof) upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of Common Shares that such holder of the Series A Preferred Stock would have been entitled to receive upon surrender of the Series A Preferred Stock for conversion pursuant to this Section 6 had the Series A Preferred Stock been surrendered for conversion immediately prior to such reorganization, reclassification, consolidation, merger or sale, lease or other transfer. As a condition to any such transaction, the corporation shall require such person to confirm in writing its obligations hereunder.

               (iv) Rights Offering. If the corporation at any time after the Issue Date shall issue or sell or fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling the holders thereof to subscribe for or purchase or otherwise acquire Common Shares (or securities convertible into or exchangeable for Common Shares), in any such case, at a price per share (or having a conversion price or exchange value per share) that, together with the value (if for consideration other than cash, as determined in good faith by the Board of Directors) of any consideration paid for any such rights, options or warrants is less than the Closing Price of the Common Shares as of the date of such issuance or sale or as of such record date, then, immediately after such record date, the number of shares to be delivered upon surrender of the Series A Preferred Stock for conversion shall be appropriately increased so that each holder thereafter will be entitled to receive the number of Common Shares determined by multiplying the number of Common Shares such holder would have been entitled to receive immediately before the date of such issuance or sale on such record date by a fraction, the numerator of which will be the number of Common Shares outstanding on such date plus the number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are initially convertible) and the denominator of which will be the number of Common Shares outstanding on such date plus the number of Common Shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Closing Price, and the Conversion Price shall be appropriately adjusted. Notwithstanding the foregoing, rights issued by the corporation to all holders of its Common Shares entitling the holders thereof to subscribe for or purchase securities of the corporation, which rights (i) are deemed to be transferred with such Common Shares, (ii) are not exercisable, and
          (iii) are also issued in respect of future issuances of Common Shares pursuant to a stockholder rights plan or similar plan of the corporation, in each case in clauses (i) through (iii) until the occurrence of a specified event or events, shall for purposes of this paragraph (d) of this Section 6 not be deemed issued until the occurrence of the earliest such specified event.

               (v) Certain Issuances. If the corporation shall sell or issue any Additional Stock (as defined below), the Conversion Price in effect immediately prior to each such sale or issuance shall forthwith (except as otherwise provided in this clause (v)) be adjusted to a price determined by multiplying such Conversion Price by a fraction:

               (x)  the numerator of which shall be

                    (1) the aggregate number of Common Shares outstanding
               immediately prior to such sale (assuming conversion of all outstanding shares of Series A Preferred Stock into Common Shares); plus

                    (2) the number of Common Shares which the aggregate
               consideration received by the corporation for the shares of Additional Stock would purchase at $6.75 per share; and

               (y)  the denominator of which shall be

                    (1) the aggregate number of outstanding Common Shares
               immediately prior to such sale (assuming conversion of all outstanding shares of Series A Preferred Stock into Common Shares); plus

                    (2) the number of such shares of Additional Stock so issued or sold by the corporation.

          The consideration for the issuance of Common Shares shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof or the value of other consideration received therefor as determined in good faith by the Board of Directors. In the case of the issuance of Additional Stock consisting of Common Shares issuable under options to purchase or rights to subscribe for Common Shares, securities by their terms convertible into or exchangeable for Common Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply:

                    (A) The aggregate maximum number of Common Shares
               deliverable upon exercise of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued as Additional Stock at the time such options or rights were issued and for a consideration equal to the cash consideration, if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase or exercise price provided in such options or rights for the Common Shares covered thereby.

                    (B) The aggregate maximum number of Common Shares
               deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued as Additional Stock at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights.

                    (C) In the event of any change in the number of Common
               Shares deliverable or any change in the consideration payable to the corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, but in no case shall a further adjustment be made for the actual issuance of Common Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities; provided, however, that this section shall not have any effect on any conversion of the Series A Preferred Stock prior to such change; provided, further, that if such adjustment would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the corporation to all holders of the Series A Preferred Stock; and provided, further that the Conversion Price shall in no event be increased to an amount greater than that which would have been effective without regard to the original issuance.

                    (D) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number Common Shares actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; provided however that this section shall not have any effect on any conversion of Series A Preferred Stock prior to such expiration or termination; and provided, further that the Conversion Price shall in no event be increased to an amount greater than that which would have been effective without regard to the original issuance.

               (vi) Additional Stock. "Additional Stock" shall mean any Common Shares issued by the corporation after the Issue Date for a consideration per share of $6.75 or less, as adjusted for stock splits, dividends and combinations (or Common Shares issuable pursuant to options or rights or convertible or exchangeable securities as referred to in paragraph (v) above if the consideration therefor as provided in clause (A) therein is $6.75 or less, as adjusted as aforesaid), other than

                    (A) Common Shares issued pursuant to any transaction
               described in Section 2(d) or 6(d)(i)-(iv) hereof,

                    (B) Common Shares issued or issuable to employees,
               directors, consultants or advisors of the corporation directly or pursuant to a stock plan or stock purchase plan or agreement, which have been issued as of the date hereof or are issuable pursuant to agreements entered into on or prior to the date hereof. Any further Common Shares issued or issuable to employees, directors, consultants or advisors of the corporation other than those referenced in the preceding sentence that in the aggregate do not exceed 5% of the outstanding Common Shares at such Common Shares date of issuance or deemed date of issuance,

                    (C) Common Shares issued in payment of dividends or upon
               conversion of the Series A Preferred Stock, and

                    (D) Securities issued or issuable for consideration other
               than solely cash in connection with any license, collaborative, corporate partnership, co-marketing or copromotion, research and development or similar arrangement.

               (vii) No Adjustments to Exercise Price. No adjustment in the number of Common Shares issuable upon conversion and consequently the Conversion Price in accordance with the provisions of Sections 6(d)(i)(v) above need be made if such adjustment would amount to a change in such Conversion Price of less than $.05; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this section shall be carried forward and taken into account at the time of any subsequent adjustment in the Conversion Price; and provided further, that adjustment shall be required and made in accordance with the provisions of this Section 6 not later than such time as may be required in order to preserve the tax free nature of a distribution to the holder of any Common Share. Anything in this Section 6 to the contrary notwithstanding, the corporation shall be entitled to the extent permitted by law to make such reductions in the Conversion Price, in addition to those required by this Section 6, as it in its sole discretion shall determine to be advisable in order to avoid or diminish any income tax to any holder of Common Share resulting from any dividend or distribution of capital stock or rights or warrants to purchase capital stock or from any event treated as such for income tax purposes of for any other reasons.

               (viii) Readjustments, etc. If an adjustment is made under Sections 6(d)(i)-(v) above, and the event to which the adjustment relates does not occur, then any adjustments in the Conversion Price or Common Shares to be delivered upon surrender of the Series A Preferred Stock for conversion that were made in accordance with such paragraphs shall be adjusted back to the Conversion Price and the number of Common Shares to be delivered upon surrender of the Series A Preferred Stock for conversion that were in effect immediately prior to the record date for such event (subject to the effect of any subsequent intervening adjustments).

          (e) Whenever the Conversion Price is adjusted as herein provided, the corporation shall promptly file in the custody of its Secretary or an Assistant Secretary at its principal office and with the Transfer Agent an officers' certificate setting forth the adjusted number of Common Shares to be delivered upon surrender of the Series A Preferred Stock for conversion and the Conversion Price after such adjustment, the method of calculation thereof and a brief statement of the facts requiring such adjustment and upon which such adjustment is based. Promptly after each such adjustment, the corporation shall cause a copy of such certificate to be mailed to the holder of each share of Series A Preferred Stock at his or her last address as shown on the stock books of the corporation. Each such officers' certificate shall be made available at all reasonable times for inspection by each holder of Series A Preferred Stock.

          (f) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for conversion pursuant to Section 6 occurs after such record date but before the occurrence of such event, the corporation may defer until the actual occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock surrendered for conversion the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this Section 6.

          (g) The corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares the maximum number of Common Shares into which all shares of the Series A Preferred Stock from time to time be converted, but Common Shares held in the treasury of the corporation may, in its discretion, be delivered upon any conversion of shares of Series A Preferred Stock.

          Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Shares issuable upon conversion of the Series A Preferred Stock, the corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the corporation may validly and legally issue Common Shares at such adjusted

     Conversion Price, which shares shall be fully-paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

          Prior to the delivery of any securities which the corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the corporation will endeavor in good faith and as expeditiously as possible to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

          (h) The corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the shares of Series A Preferred Stock (or any other securities issued on account of the Series A Preferred Stock pursuant hereto) or Common Shares on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Series A Preferred Stock (or any other securities issued on account of the Series A Preferred Stock pursuant hereto) or Common Shares in a name other than the name in which the shares of Series A Preferred Stock with respect to which such Common Shares are issued were registered, and the corporation shall not be required to make any issue or delivery unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax.

          (i) If:

               (i) the corporation shall authorize the issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase Common Shares or any other subscription rights or warrants; or

               (ii) the corporation shall authorize the distribution to all holders of Common Shares of evidences of its indebtedness or assets (other than cash dividends payable out of retained earnings, distributions excluded from the operation of subparagraph (d)(iv) of this Section 6, stock dividends or securities issued pursuant to any stockholder rights plan or any similar plan of the corporation); or

               (iii) there shall be any capital reorganization or reclassification of the Common Shares (other than a subdivision or combination of the outstanding Common Shares, an increase in the authorized capital stock of the corporation not involving the issuance of any shares thereof, or a change in par value of the Common Shares), or any other consolidation or merger to which the corporation is a party (other than a consolidation or merger with a subsidiary in which the corporation is the continuing corporation and that does not result in any reclassification or change in the Common Shares outstanding) or a sale, lease or transfer of all or substantially all of the assets of the corporation; or


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


               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the corporation; or

               (v) there shall be any other event that would result in an adjustment pursuant to paragraph (d) of this Section 6 of the Conversion Price or the number of Common Shares that may be purchased upon the conversion of the Series A Preferred Stock;

          then the corporation will cause to be filed with the Transfer Agent and to be mailed to each holder of Series A Preferred Stock by first class mail addressed to such holder at the address appearing in the stock records of the corporation, at least twenty (20) days (or ten
          (10) days in any case specified in clause (i) or (ii) above) before the applicable record or effective date hereinafter specified, a notice stating (A) the date as of which the holders of Common Shares of record entitled to receive any such rights, warrants or distributions are to be determined or (B) the date on which any such consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record will be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding-up. Such notice shall also state whether such transaction will result in any adjustment in the Conversion Price and, if so, shall state what the adjusted Conversion Price will be and when it will become effective. The failure to give such notice or any defect therein shall not affect the legality or validity of any distribution right, warrant, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding-up or the vote upon any such action.

     7.   Redemption at Option of Holder Upon a Fundamental Change.

          (a) If a Fundamental Change (as defined in paragraph(c) of this Section 7) occurs, each holder of Series A Preferred Stock shall have the right, at the holder's option, to require the corporation to repurchase all of such holder's Series A Preferred Stock, or any portion thereof that has an aggregate liquidation value that is a multiple of $50.00, on the date (the "Repurchase Date") selected by the corporation that is not less than ten nor more than 20 days after the Final Surrender Date (as defined in paragraph (b) of this Section 7), at a price per share equal to the Redemption Price. The corporation may, at its option, pay all or any portion of the repurchase price upon a Fundamental Change in Common Shares. For purposes of calculating the number of Common Shares issuable upon such repurchase, the value of any such Common Shares will be equal to the Closing Price of such Common Shares as of the Repurchase Date. Payment may not be made in Common Shares unless such shares (i) have been, or will be registered on or prior to the Final Surrender Date (as defined in the paragraph (b) of this Section 7) under the Securities Act of 1933, as amended, or are freely tradable pursuant to an exemption thereunder

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



     and (ii) are listed on a United States national securities exchange or quoted on the NNM at the time of payment.

          (b) Within 30 days after the occurrence of a Fundamental Change, the corporation must mail to all holders of record of the Series A Preferred Stock a Company Notice containing the information set out in paragraph (d) of Section 4, except that, for purposes of this Section 7 only, instead of stating that a redemption is occurring at the option of the corporation, the Company Notice shall describe the occurrence of such Fundamental Change and of the repurchase right arising as a result thereof. The corporation must cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, the City of New York. At least two Business Days prior to the Repurchase Date, the corporation must publish a similar notice stating whether and to what extent the repurchase price will be paid in cash or Common Shares. To exercise the repurchase right, a holder of Series A Preferred Stock must surrender, on or before the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Company Notice (the "Final Surrender Date"), the certificates representing the Series A Preferred Stock with respect to which the right is being exercised, duly endorsed for transfer to the corporation, together with a written notice of election.

          (c) The term "Fundamental Change" shall mean any of the following:

               (i) a "person" or "Group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with any affiliates thereof, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Shares (as defined in this paragraph (c)) of the corporation entitled to exercise more than 60% of the total voting power of all outstanding Voting Shares of the corporation (including any Voting Shares that are not then outstanding of which such person or Group is deemed the beneficial owner);

               (ii) any consolidation of the corporation with, or merger of the corporation into, any other person, any merger of another person into the corporation, or any sale, lease or transfer of all or substantially all of the assets of the corporation to another person (other than a merger (a) which results in the holders of Common Stock of the corporation immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing in excess of 40% of the total voting power of all shares of capital stock of such surviving corporation entitled to vote generally in the election of directors and (b) in which the shares of the surviving corporation held by such holders are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the NNM, are not subject to any right of repurchase by the issuer thereof or any third party and are not otherwise subject to any encumbrance as a result of such transaction, provided, that the surviving corporation amends its charter or

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


          certificate of incorporation to include the Series A Preferred Stock and its terms as set forth herein);

               (iii) the sale, transfer or other disposition (or the entry into a commitment to sell, transfer or otherwise dispose of all or any portion of the shares of Genta Jago Technologies B.V. ("Genta Jago") held at any time by the corporation (or the imposition of any material lien on such shares which lien is not removed within 30 days of imposition) and the sale (or functional equivalent of a sale) of all or substantially all of the assets of Genta Jago; or

               (iv) the substantial reduction or elimination of a public market for the Common Shares as the result of repurchases, delisting or deregistration of the Common Shares or corporate reorganization or recapitalization undertaken by the corporation;

     provided, however, that a Fundamental Change shall not occur under clause
     (i) or (ii) above if, (x) as of the fifteenth (15th) Trading Date after the public announcement by the corporation of such transaction and, if later, three days prior to the consummation of such transaction, the Closing Price is at least equal to 110% of the Conversion Price then in effect on such dates and (y) in the case of clause (ii) above, at least 90% of the consideration (excluding cash payments for fractional shares) in such transaction or transactions to the holders of Common Shares consists of shares of common stock that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the NNM, and as a result of such transaction or transactions, the Series A Preferred Stock becomes convertible into such common stock.

          (d) An election by a holder of Series A Preferred Stock to have the corporation repurchase shares of Series A Preferred Stock pursuant to subsection 7(a) shall become irrevocable at the close of business on the relevant Repurchase Date.

          (e) The corporation agrees that it will not complete any Fundamental Change described in subsection 7(c) unless proper provision has been made to satisfy its obligations under this Section 7. For purposes of this
     Section 7, "Voting Shares" is defined to mean all outstanding shares of any class or classes (however designated) of capital stock entitled to vote generally in the election of members of the Board of Directors.

     8. Ranking. Any class or classes of stock of the corporation shall be deemed to rank:

          (a) prior to the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock.

          (b) on a parity with the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority of one over the other; and

          (c) junior to the Series A Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holder of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

     9.   Voting.

          (a) Except as herein provided or as otherwise from time to time required by law, holders of Series A Preferred Stock shall have no voting rights.

          (b) So long as any shares of the Series A Preferred Stock remain outstanding, the consent of the holders of at least two-thirds (2/3) of the shares of Series A Preferred Stock outstanding at the time, voting separately as a class, given in person or by proxy either in writing (as permitted by law and this Restated Certificate of Incorporation and By-laws of the corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

               (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up;

               (ii) the creation, authorization or issuance of any class or series of common stock other than the class of Common Stock authorized for issuance under the Certificate of Incorporation as in effect on September 1, 1993 subject to changes to the terms thereof hereafter made to this Restated Certificate of Incorporation; provided that (A) there shall be no more than one class (and there shall be no separate series) of Common Stock and (B) the corporation will not permit the par value or the determined or stated value of any shares of the Common Stock receivable upon the conversion of the shares of Series A Preferred Stock to exceed the amount payable therefor upon such conversion and (C) the corporation will not take any action which results in any adjustment of the current Conversion Price under this
          Article IV(B) of this Restated Certificate of Incorporation if the total number of shares of Common

          Stock then available for issuance upon conversion of all shares of Series A Preferred Stock (and upon conversion of all other then outstanding shares of the corporation's capital stock convertible into Common Stock) would be insufficient to satisfy all such conversion rights;

               (iii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of this Restated Certificate of Incorporation which would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences or voting powers;

               (iv) the authorization of any reclassification of the Series A Preferred Stock;

               (v) any increase in the number of shares of Series A Preferred Stock authorized for issuance;

               (vi) the creation, authorization or issuance of any series or class of stock or any other obligation or security convertible into any capital stock which capital stock is prohibited under clauses (i) or (ii) above;

               (vii) the amendment of this Article IV(B) of the Restated Certificate of Incorporation; or

               (viii) the issuance of any additional shares of Series A Preferred Stock (excluding the issuance of share certificates upon transfers or exchanges of shares by holders (other than the corporation) or upon replacement of lost, stolen, damaged or mutilated share certificates).

          (c) Additional Voting Rights.

          If on the fourth anniversary of the Issue Date any shares of the Series A Preferred Stock are outstanding, the size of the Board of Directors of the corporation shall be increased by two (2) and during the period (hereinafter in this Section 9(c) called the "Class Voting Period") commencing upon such date and ending on the date on which no shares of Series A Preferred Stock remain outstanding, the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock, by the affirmative vote in person or by proxy at a special meeting of stockholders called for such purpose (or at any adjournment thereof) by holders of at least 25% of the then outstanding shares of Series A Preferred Stock or at any annual meeting of stockholders, or by written consent delivered to the Secretary of the corporation, with the holders of the Series A Preferred Stock voting as a class and with each share of Series A Preferred Stock having one vote, shall be entitled, as a class, to the exclusion of the holders of all other classes or series of capital stock of the corporation, to elect two (2) directors of the corporation. Of these two directors, one shall be entitled to be a member of the Executive Committee of the Board of Directors (or any committee acting with the powers and attributes of an executive committee of a board of directors).

          (ii) At any time when such voting right under this Section 9(c) shall have vested in the holders of shares of Series A Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the corporation shall, upon the written request of at least 25% of the holders of record of shares of the Series A Preferred Stock then outstanding, addressed to the Treasurer of the corporation, call a special meeting of holders of shares of the Series A Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the corporation or, if none, at a place designated by the Treasurer of the corporation. If such meeting shall not be called by the proper officers of the corporation within 30 days after the personal service of such written request upon the Treasurer of the corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Treasurer of the corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least 25% of the shares of Series A Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph or, if none, at a place designated by the person selected to call the meeting. Any holder of shares of Series A Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph.

          (iii) Any director who shall have been elected by the holders of Series A Preferred Stock pursuant to this Section 9(c) may be removed at any time during the Class Voting Period, by the vote of the holders of at least two-thirds (2/3) of all of the then outstanding shares of Series A Preferred Stock, voting as a separate class in person or by proxy at a special meeting of stockholders called for such purpose by the holders of at least 25% of the outstanding shares of Series A Preferred Stock. Any director who shall have been elected by the holders of Series A Preferred Stock may not be removed at any time during the Class Voting Period without the consent of the holders of at least two-thirds (2/3) of all of the outstanding shares of Series A Preferred Stock. Any vacancy created by the removal, death or resignation of a director elected by the holders of Series A Preferred Stock may be filled during the Class Voting Period by the holders of at least two-thirds (2/3) of all of the outstanding shares of Series A Preferred Stock by vote in person or by proxy at a special meeting of stockholders of the corporation called for such purpose by holders of at least 25% of the outstanding shares of Series A Preferred Stock.

          (iv) During the Class Voting Period, other than to increase the size of the Board of Directors in accordance with clause (i) of this Section 9(c), the size of the Board of Directors shall not otherwise be changed without the vote of the holders of at least two-thirds (2/3) of all of the then outstanding shares of Series A Preferred Stock, voting as a separate class.

          (v) The term of any director elected pursuant to the provisions of this Section 9(c) shall in all events expire at the end of the Class Voting Period and the size of the Board of Directors shall be reduced accordingly.

     10. Record Holders. The corporation and the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the corporation nor the Transfer Agent shall be affected by any notice to the contrary.

     11. Notices. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the corporation as contemplated in Section 6(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Restated Certificate of Incorporation) with postage prepaid, addressed: if to the corporation, to its offices at 3550 General Atomics Court, San Diego, California 92121 (Attention: Investor Relations Department) or to an agent of the corporation designated as permitted by this Restated Certificate of Incorporation, or, if to any holder of the Series A Preferred Stock, to such holder at the address of such holder of the Series A Preferred Stock as listed in the stock record books of the corporation (which may include the records of any transfer agent for the Series A Preferred Stock); or to such other address as the corporation or holder, as the case may be, shall have designated by notice similarly given.